FERRING
PHARMACEUTICALS

December 21, 2009

VIA FACSIMILE AND FEDERAL EXPRESS

Vyteris Inc.
Attn.: Haro Hartounian, Chief Executive Officer
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

Dear Mr. Hartounian:

Reference is made to the License and Development Agreement dated September 27, 2004, as amended, between Ferring Pharmaceuticals Inc. and Vyteris Inc. (the "Agreement"). Pursuant to Section 9.04 of the Agreement, this letter shall serve as notice from Ferring of termination of the Agreement effective thirty days from the date hereof.

Very truly yours,

Ferring Pharmaceuticals Inc.

By: ______________________
David Riggs
Chief Financial Officer

cc: Jolie Kahn, Esq. (via Facsimile and Federal Express)

Ferring Pharmaceuticals Inc., 4 Gatehall Drive, Third Floor, Parsippany, NJ 07054, U.S.A.
Telephone: (973) 796-1600 Fax: (973) 796-1660